UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2013

TIGER JIUJIANG MINING, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-54567	80-05552115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

6/F, No.81 Meishu East Road, Kaohsiung, Taiwan	804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	888-755-9766

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On June 27, 2013, the Public Company Accounting Oversight Board ("PCAOB") permanently revoked the registration of Gruber & Co., LLC ("G&C") and permanently barred E. Randall Gruber, CPA ("Gruber") from being an associated person of a registered public accounting firm. The PCAOB imposed these sanctions against G&C and Gruber (collectively "Respondents") on the basis of its findings concerning the Respondents' violations of PCAOB rules and auditing standards in connection with their non-cooperation with a PCAOB inspection in which they improperly created, added, and backdated audit documentation prior to and during a PCAOB inspection in violation of PCAOB Rule 4006 and Auditing Standard No. 3. As a result, G&C resigned as the principal independent accountants for Tiger Jiujiang Mining, Inc. (“Tiger”).

G&C had been or principal independent accountants and had reported on the financial statements for the fiscal years ended February 28, 2010, February 28, 2011, February 29, 2012 and February 28, 2013. Except as described below, the audit report of G&C on the consolidated financial statements of Tiger Jiujiang Mining, Inc. as of and for the fiscal year ended February 28, 2013, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles. G&C’s 2013 audit report relating to the audit of Tiger’s financial statements for the fiscal year ended February 28, 2013, included an emphasis paragraph relating to an uncertainty as to Tiger’s ability to continue as a going concern in light of our lack of revenues and history of losses.

In connection with the audits of the Corporation’s consolidated financial statements for the fiscal year ended February 28, 2013, and through the date of this current report, there were: (1) no disagreements between Tiger and G&C on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of G&C, would have caused G&C to make reference to the subject matter of the disagreement in their report on Tiger’s consolidated financial statements for such year, and (2) no reportable events within the meaning set forth in Item 304 of Regulation S-K.

Tiger provided G&C with a copy of this Current Report on Form 8-K before it was filed and requested that they furnish us a letter, addressed to the Securities and Exchange Commission, stating whether they agree with the information disclosed in this Current Report. A copy of the letter dated August 7, 2013, furnished by G&C in response to that request is filed herewith as Exhibit 16.1.

The Company has engaged Li & Company, P.C. of Skillman, New Jersey (“Li”) to assume the role of its new principal independent accountants. The decision to engage Li was approved by the audit committee of the Board of Directors on August 7, 2013. Tiger signed the Li engagement letter on August 7, 2013, after Li completed its internal procedures related to new attest client acceptance.

During the periods ended February 28, 2013, and through the date of the firms engagement the Registrant did not consult with Li with regard to:

1.	the application of accounting principles to a specified transaction, either completed or proposed: or the type of audit opinion that might be rendered on Registrant’s financial statements; or

2.	any matter that was either the subject of a disagreement or a reportable event (as described in Item 304 of Regulation S-K.

Item 9.01. Exhibits

16.1	Letter of Gruber & Co., LLC, Certified Public Accountants to the Securities and Exchange Commission dated August 7, 2013 (the former accountants).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER JIUJIANG MINING, INC.

/s/ “Chang Ya-Ping
Chang Ya-Ping
President, Secretary, CEO and Director

Date:      August 7, 2013